Bob Evans Farms Announces Closure of 27 Restaurants

NEW ALBANY, Ohio - April 25, 2016 - Bob Evans Farms, Inc. (NASDAQ: BOBE) today announced that, following a comprehensive unit-level performance review of the Company’s restaurant portfolio, it is closing 27 Bob Evans Restaurants. Twenty-one of the restaurants are owned and six are leased locations. The owned locations closed April 23 and 24, 2016, and the remaining leased locations are expected to close during fiscal year 2017.

President and Chief Executive Officer Saed Mohseni said, “Decisions to close restaurant locations are always difficult. Performance at each of these locations, despite the loyalty of valued guests and the efforts of our dedicated employees, was not meeting expectations. Employees impacted by closures have been offered positions in nearby restaurants where possible. In cases where relocation is not possible, severance benefits will be offered to full-time and part-time employees.”

The Company expects proceeds of approximately $20 million from sale of the owned properties. Although restaurants subject to closure generated $30 million of annual revenue, this action is expected to improve annual operating income by approximately $1 million.

The Company estimates it will incur $7.5 to $8.0 million of expenses related to the closures, with $6.5 to $7.0 million of the total expected to be non-cash charges. The Company will provide an update of the estimated expenses related to the restaurant closures when it reports its fiscal 2016 fourth-quarter results in June 2016. These expenses will be classified as non-GAAP items, and will be reflected in fiscal 2016 fourth-quarter results. The Company also estimates it will incur $1.5 to $2.5 million of pre-tax charges in fiscal 2017 related to lease termination, holding and other costs.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended April 24, 2015, and in our other filings with the Securities and Exchange Commission. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Any strategic transaction with respect to our restaurant real estate remains subject to closing conditions and there can be no assurance if such transaction will be consummated. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

About Bob Evans Farms, Inc.
Bob Evans Farms, Inc. owns and operates full-service restaurants under the Bob Evans Restaurants brand name. At the end of the third fiscal quarter (January 22, 2016), Bob Evans Restaurants owned and operated 548 family restaurants in 18 states, primarily in the Midwest, mid-Atlantic and Southeast regions of the United States. Bob Evans Farms, Inc., through its BEF Foods segment, is also a leading producer and distributor of refrigerated side dishes, pork sausage and a variety of refrigerated and frozen convenience food items under the Bob Evans and Owens brand names. For more information about Bob Evans Farms, Inc., visit www.bobevans.com.

Contact:
Scott C. Taggart
Vice President, Investor Relations
(614) 492-4954

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